Exhibit 21

Subsidiaries

ENTITY NAME	PLACE OF INCORPORATION
Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
Global Employment Services, Inc.	Delaware (1993)
National Comp Care Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
Southwest Products, LLC	Delaware (2013)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson (Shanghai) Enterprise Management Consulting Co., Ltd	China (2011)
Tyson Breeders, Inc.	Delaware (1971)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Pet Products, Inc.	Delaware (2005)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Sales and Distribution, Inc.	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)
WBA Analytical Laboratories, Inc.	Delaware (2008)

The Hillshire Brands Company (Subsidiary of Tyson Foods, Inc.)	Maryland (1941)
Egbert LLC	Delaware (2002)
Flavor Holdings, Inc.	Delaware (2007)
Gallo Salame, Inc.	California (1958)
Golden Island Jerky Company, Inc.	California (1995)
Healthy Frozen Food, Inc.	Delaware (2006)
Helix Merger Sub Corporation	Delaware (2014)
Helix Merger Sub LLC	Delaware (2014)
Hillshire Brands (Australia) Pty Ltd.	Australia (1999)
Sara Lee Diversified, LLC	Delaware (2008)
Sara Lee Foods, LLC	Delaware (2004)
Sara Lee Foodservice Ltd.	Ontario, Canada (1974)
Sara Lee International TM Holdings LLC	Delaware (2011)
Sara Lee TM Holdings LLC	Delaware (2011)
Sara Lee Trademark Holdings Australasia LLC	Delaware (2013)
Saramar, L.L.C.	Delaware (1998)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson Farms, Inc. (Subsidiary of Tyson Foods, Inc.)	North Carolina (1968)
Central Industries, Inc.	Mississippi (1964)

Tyson Fresh Meats, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (2000)
IBP Caribbean, Inc.	Cayman Islands (1997)
IBP Redevelopment Corporation	Missouri (2000)
Madison Foods, Inc.	Delaware (1998)
PBX, inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)
The IBP Foods Co.	Delaware (1999)
Tyson Hog Markets, Inc.	Delaware (1972)
Tyson of Wisconsin, LLC	Delaware (1989)
Tyson Processing Services, Inc.	Delaware (1997)
Tyson Service Center Corp.	Delaware (1979)

Van’s International Foods (Subsidiary of Healthy Frozen Food, Inc.)	California (1988)
Veat, Inc.	Delaware (2000)

Bryan Foods, Inc. (Subsidiary of Sara Lee Foods, LLC)	Delaware (1989)
Southern Family Foods, L.L.C.	Delaware (1997)

Aidells Sausage Company, Inc. (Subsidiary of Flavor Holdings, Inc.)	Delaware (2007)
Flavor Corp.	Delaware (2008)

Sara Lee-Kiwi Holdings, LLC (Subsidiary of The Hillshire Brands Company)	Delaware (1984)
Sara Lee Household & Body Care Malawi Ltd.	Malawi (1999)

Sara Lee International LLC (Subsidiary of The Hillshire Brands Company)	Delaware (1977)
Conoplex Insurance Company Ltd.	Bermuda (1974)
International Affiliates & Investment LLC	Delaware (1990)
Uninex SA	Uruguay (1984)

Sara Lee Mexicana Holdings Investments LLC
(Subsidiary of Sara Lee International LLC)	Delaware (2005)
Mexican Traders SA de CV	Mexico (1998)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, L.L.C.
(78% owned by Tyson Fresh Meats, Inc.; 22% owned by IBP Caribbean, Inc.)	Delaware (1997)
Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware (1994)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
The Bruss Company	Illinois (1956)

Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1969)

Tyson Deli, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc.
(Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Artisan Bread Co., LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

New Canada Holdings, Inc.
(87.52% owned by Tyson Fresh Meats, Inc.;
12.48% owned by Cobb-Vantress, Inc.)	Delaware (2007)

Tyson China Holding 3 Limited (Subsidiary of New Canada Holdings, Inc.)	Hong Kong (2009)
Haimen Tyson Poultry Development Co., Ltd.	China (2008)
Jiangsu Tyson Foods Co., Ltd.	China (2008)
Tyson Foods East China Development Co., Ltd.	China (2013)

Tyson International Holding Company
(Subsidiary of New Canada Holdings, Inc.)	Delaware (1994)
Oaklawn Sales Ltd.	British Virgin Islands (1995)
Tyson China Holding 2 Limited	Hong Kong (2009)
Tyson India Holdings, Ltd.	Republic of Mauritius (2008)

Tyson China Holding Limited
(Subsidiary of Tyson International Holding Company)	Hong Kong (2008)
Rizhao Tyson Feed Co., Ltd.	China (2013)
Rizhao Tyson Foods Co., Ltd.	China (2013)
Rizhao Tyson Poultry Company, Ltd.	China (2009)

Tyson International Holdings Sárl (Subsidiary of New Canada Holdings, Inc.)	Luxembourg (2003)

Tyson Global Holding Sárl (Subsidiary of Tyson International Holdings Sárl)	Luxembourg (2009)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson Americas Holding Sárl	Luxembourg (2009)

Tyson International Holding S.C.A.
(0.1% owned by Tyson Americas Holding Sárl;
99.9% owned by Tyson Global Holding Sárl)	Luxembourg (2003)
Cobb-Vantress Brasil Ltda.	Brazil (1995)

Hybro Genetics Brasil Ltda.	Brazil (2005)
Tyson Brasil Agroindustrial Exportadora I Ltda.	Brazil (2008)
Tyson Brasil Agroindustiral Exportadora III Ltda.	Brazil (2008)
Tyson Do Brasil Alimentos Ltda.	Brazil (1975)

Tyson Europe B.V. (Subsidiary of Tyson International Holding S.C.A.)	The Netherlands (2013)
Tyson Dutch 1 B.V.	The Netherlands (2013)
Tyson Dutch 2 B.V.	The Netherlands (2013)
Tyson Dutch 3 B.V.	The Netherlands (2013)
Tyson Dutch 4 B.V.	The Netherlands (2013)

IBP Finance Company of Canada (Subsidiary of Tyson Americas Holding Sárl)	Nova Scotia, Canada (1997)

Alberta Farm Industries ULC (Subsidiary of IBP Finance Company of Canada)	Alberta, Canada (1994)
1385606 Alberta ULC	Alberta, Canada (2008)
Provemex Holdings, LLC	Delaware (2005)
Tyson Canada Finance LP	New Brunswick, Canada (2003)

Cobb Europe B.V. (Subsidiary of Alberta Farm Industries ULC)	The Netherlands (1994)

Cobb Europe Limited (Subsidiary of Alberta Farm Industries ULC)	England and Wales (1974)
Cobb France Eurl	France (1990)

JOINT VENTURES/PARTNERSHIPS
Cobb Ana Damizlik Tavukculuk Sanayi Ve Ticaret Limited Sirketi	Turkey (2012)
Dorada Poultry LLC	Oklahoma (2010)
Fortune G-P Farms Limited	Sri Lanka (2004)
Freshpet, Inc.	Delaware (2004)
Godrej Tyson Foods Limited	India (2008)
Hubei Tongxing Cobb Breeding Company, Ltd.	China (2013)
Nacrail, LLC	Delaware (2001)
OOO Broiler Budeshego	Russia (2004)
Shandong Tyson-Da Long Food Company Limited	China (2001)

MEXICO POULTRY OPERATIONS
Tyson Alimentos, S. de R.L de C.V.	Mexico (1992)
Tyson de Mexico, S. de R.L. de C.V.	Mexico (2011)
Tyson Operaciones, S. de R.L. de C.V.	Mexico (1974)

COBB-VANTRESS, INC.
Cobb-Vantress, Inc.
(Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Asia (Thailand) Limited	Thailand (2011)

Cobb Caribe, S.A. (20.39% owned by Cobb-Vantress, Inc.)	Dominican Republic (2001)
Cobb Espanola SA (50% owned by Cobb-Vantress, Inc.)	Spain (1969)
Cobb Heritage, LLC	Delaware (2014)
Gen Ave S.A. (13.78% owned by Cobb-Vantress, Inc.)	Argentina (1982)
Matsusaka Farm Co., Ltd. (10% owned by Cobb-Vantress, Inc.)	Japan (1967)
Progenitores Avicolas, C.A. (19.47% owned by Cobb-Vantress, Inc.)	Venezuela (1967)
Reproductores Cobb S.A. (20% owned by Cobb-Vantress, Inc.)	Argentina (1999)
Venco Research and Breeding Farm Limited (40% owned by Cobb-Vantress, Inc.)	India (1980)

Cobb-Vantress Philippines, Inc.
(99.99% owned by Cobb-Vantress, Inc.; .01% owned by 7 individuals)	Philippines (2003)
C.V. Holdings, Inc.	Philippines (2003)